SLM Private Credit Student Loan Trust 2004-A
Quarterly Servicing Report
Report Date: 8/31/2004 Reporting Period: 6/1/04-8/31/04

I. Deal Parameters

	Student Loan Portfolio Characteristics		5/31/2004	Activity	8/31/2004
A	i	Portfolio Balance	$1,203,521,802.57	($5,341,966.97)	$1,198,179,835.60
	ii	Interest to be Capitalized	46,171,852.00		46,266,131.68

	iii	Total Pool	$1,249,693,654.57		$1,244,445,967.28

	iv	Cash Capitalization Account (Cii)	90,638,804.00		90,638,804.00

	v	Asset Balance	$1,340,332,458.57		$1,335,084,771.28

	i	Weighted Average Coupon (WAC)	5.161%		5.227%
	ii	Weighted Average Remaining Term	190.69		189.06
	iii	Number of Loans	147,297		146,183
	iv	Number of Borrowers	104,035		103,242
	v	Prime Loans Outstanding	$1,003,417,069		$1,003,053,469
	vi	T-bill Loans Outstanding	$245,015,187		$240,281,503
	vii	Fixed Loans Outstanding	$1,261,399		$1,110,996

						% of		% of
	Notes		Cusips	Spread	Balance 6/15/04	O/S Securities	Balance 9/15/04	O/S Securities
B	i	A-1 Notes	78443CBF0	0.060%	$582,115,844.73	44.160%	$572,145,829.37	43.734%
	ii	A-2 Notes	78443CBG8	0.200%	307,000,000.00	23.289%	307,000,000.00	23.467%
	iii	A-3 Notes	78443CBH6	0.400%	325,016,000.00	24.656%	325,016,000.00	24.844%
	vi	B Notes	78443CBJ2	0.580%	43,641,000.00	3.311%	43,641,000.00	3.336%
	vii	C Notes	78443CBK9	0.950%	60,426,000.00	4.584%	60,426,000.00	4.619%

	viii	Total Notes			$1,318,198,844.73	100.000%	$1,308,228,829.37	100.000%

			6/15/2004	9/15/2004
C	i	Reserve Account Balance ($)	$3,130,396.00	$3,130,396.00
	ii	Cash Capitalization Acct Balance ($)	$90,638,804.00	$90,638,804.00
	iii	Initial Asset Balance	$1,342,797,095.73	$1,342,797,095.73
	iv	Specified Overcollateralization Amount	$26,855,941.91	$26,855,941.91
	v	Actual Overcollateralization Amount	$22,133,613.84	$26,855,941.91
	v	Has the Stepdown Date Occurred?*	No	No

*	The Stepdown Date is the earlier of the distribution date following the reduction of the Class A Notes to zero and March 16, 2009. At the Stepdown Date, principal payments made on the Class B and Class C Notes may begin to be paid pro-rata with the Class A Notes. See the prospectus for complete information concerning the Stepdown Date.

II. 2004-A Transactions from: 5/31/2004 through: 8/31/2004

A	Student Loan Principal Activity
	i	Principal Payments Received	$14,188,403.39
	ii	Purchases by Servicer (Delinquencies >180)	1,439,710.86
	iii	Other Servicer Reimbursements	—
	iv	Seller Reimbursements	209,072.81

	v	Total Principal Collections	$15,837,187.06

B	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	(9,612,094.26)
	iii	Capitalized Insurance Fee	(884,882.91)
	iv	Other Adjustments	1,757.08

	v	Total Non-Cash Principal Activity	$(10,495,220.09)

C	Total Student Loan Principal Activity		$5,341,966.97

D	Student Loan Interest Activity
	i	Interest Payments Received	$5,593,907.48
	ii	Purchases by Servicer (Delinquencies >180)	46,191.44
	iii	Other Servicer Reimbursements	5.91
	iv	Seller Reimbursements	11,313.48
	v	Late Fees	80,717.21
	vi	Collection Fees/Return Items	—

	vii	Total Interest Collections	$5,732,135.52

E	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—
	ii	Capitalized Interest	9,612,094.26
	iii	Other Interest Adjustments	22,301.48

	iv	Total Non-Cash Interest Adjustments	$9,634,395.74

F	Total Student Loan Interest Activity		$15,366,531.26

III. 2004-A Collection Account Activity 5/31/2004 through 8/31/2004

A	Principal Collections
	i	Principal Payments Received	$13,672,164.31
	ii	Consolidation Principal Payments	516,239.08
	iii	Purchases by Servicer (Delinquencies >180)	1,439,710.86
	iv	Reimbursements by Seller	2,805.00
	v	Reimbursements by Servicer	0.00
	vi	Other Re-purchased Principal	206,267.81

	vii	Total Principal Collections	$15,837,187.06

B	Interest Collections
	i	Interest Payments Received	$5,591,570.90
	ii	Consolidation Interest Payments	2,336.58
	iii	Purchases by Servicer (Delinquencies >180)	46,191.44
	iv	Reimbursements by Seller	—
	v	Reimbursements by Servicer	5.91
	vi	Other Re-purchased Interest	11,313.48
	vii	Collection Fees/Return Items	0.00
	viii	Late Fees	80,717.21

	ix	Total Interest Collections	$5,732,135.52

C	Recoveries on Realized Losses		$—

D	Amount from Cash Capitalizaton Account		$—

E	Funds Borrowed from Next Collection Period		$—

F	Funds Repaid from Prior Collection Periods		$(2,400,000.00)

G	Investment Income		$300,450.05

H	Borrower Incentive Reimbursements		$84,121.94

I	Interest Rate Cap Proceeds		$—

J	Gross Swap Receipt		$3,897,717.86

	TOTAL FUNDS RECEIVED		$23,451,612.43
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,404,903.06)
K	TOTAL AVAILABLE FUNDS		$22,046,709.37

L	Servicing Fees Due for Current Period		$701,100.08

M	Carryover Servicing Fees Due		$—

N	Administration Fees Due		$20,000.00

O	Total Fees Due for Period		$721,100.08

IV. 2004-A Loss and Recovery Detail 8/31/2004

A	i	Cumulative Realized Losses Test	% of Original Pool	5/31/2004	8/31/2004

		June 15, 2004 to March 16, 2009	15%	$201,419,564.36	$201,419,564.36
		June 15, 2009 to March 15, 2012	18%
		June 15, 2012 and thereafter	20%
	ii	Cumulative Realized Losses (Net of Recoveries)		$0.00	$0.00

	iii	Is Test Satisfied (ii < i)?		Yes	Yes

B	i	Recoveries on Realized Losses This Collection Period

	ii	Principal Cash Recovered During Collection Period		$0.00	$0.00
	iii	Interest Cash Recovered During Collection Period		$0.00	$0.00
	iv	Late Fees and Collection Costs Recovered During Collection Period		$0.00	$0.00

	v	Total Recoveries for Period		$0.00	$0.00

C	i	Gross Defaults:
	ii	Cumulative Principal Purchases by Servicer		$227,345.53	$1,667,056.39
	iii	Cumulative Interest Purchases by Servicer		$4,983.10	$51,174.54

	iv	Total Gross Defaults:		$232,328.63	$1,718,230.93

V. 2004-A Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004	5/31/2004**	8/31/2004
INTERIM:

In School	5.410%	5.332%	55,983	47,336	38.007%	32.381%	$416,592,528.17	$345,773,775.25	34.614%	28.858%

Grace	5.469%	5.463%	28,640	25,718	19.444%	17.593%	$221,303,295.21	$209,467,155.71	18.388%	17.482%

Deferment	4.520%	4.785%	6,603	6,506	4.483%	4.451%	$64,818,391.22	$60,345,538.66	5.386%	5.036%

TOTAL INTERIM	5.347%	5.323%	91,226	79,560	61.933%	54.425%	$702,714,214.60	$615,586,469.62	58.388%	51.377%
REPAYMENT
Active
Current	4.807%	4.990%	45,996	53,081	31.227%	36.312%	$405,045,842.86	$456,427,160.55	33.655%	38.093%
31-60 Days Delinquent	5.564%	5.855%	1,220	1,771	0.828%	1.211%	$10,413,395.58	$14,220,119.89	0.865%	1.187%
61-90 Days Delinquent	5.811%	5.966%	488	814	0.331%	0.557%	$4,224,640.72	$6,703,721.69	0.351%	0.559%
91-120 Days Delinquent	5.988%	6.730%	339	348	0.230%	0.238%	$2,656,616.03	$2,864,736.73	0.221%	0.239%
121-150 Days Delinquent	6.094%	7.094%	241	260	0.164%	0.178%	$2,130,815.99	$1,965,284.23	0.177%	0.164%
151-180 Days Delinquent	5.994%	7.017%	60	95	0.041%	0.065%	$525,170.37	$829,184.97	0.044%	0.069%
> 180 Days Delinquent	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Forbearance	5.179%	5.484%	7,727	10,254	5.246%	7.014%	$75,811,106.42	$99,583,157.92	6.299%	8.311%

TOTAL REPAYMENT	4.900%	5.125%	56,071	66,623	38.067%	45.575%	$500,807,587.97	$582,593,365.98	41.612%	48.623%

GRAND TOTAL	5.161%	5.227%	147,297	146,183	100.000%	100.000%	$1,203,521,802.57	$1,198,179,835.60	100.000%	100.000%

*	Percentages may not total 100% due to rounding
**	PRIOR QUARTER DATA HAS BEEN REVISED

VI. 2004-A Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

-Signature Loans	5.421%	111,452	$865,058,042.20	72.198%
-Law Loans	5.148%	18,235	$157,403,020.68	13.137%
-Med Loans	4.330%	12,435	$119,933,817.24	10.010%
-MBA Loans	4.439%	4,061	$55,784,955.48	4.656%

- Total	5.227%	146,183	$1,198,179,835.60	100.000%

* Percentages may not total 100% due to rounding

VII. 2004-A Interest Rate Swap and Cap Calculations

A	Swap Payments
					Swap Calculation

	i	Notional Swap Amount — Aggregate Prime Loans Outstanding			$1,003,417,069.22
	Counterparty Pays:
	ii	3 Month LIBOR			1.52000%
	iii	Gross Swap Receipt Due Trust			$3,897,717.86
	iv	Days in Period	6/15/2004	9/15/2004	92
	SLM Private Credit Trust Pays:
	v	Prime Rate (WSJ) Less	2.6400%		1.36000%
	vi	Gross Swap Payment Due Counterparty			$3,430,260.76
	vii	Days in Period	6/15/2004	9/15/2004	92

B	Cap Payments
					Cap Calculation

	i	Notional Swap Amount			$840,000,000.00
	Counterparty Pays:
	ii	3 Month LIBOR (interpolated for first accrual period)			1.52000%
	iii	Cap Rate			4.00000%

	iv	Excess (if any) of LIBOR over Cap Rate (ii-iii)			0.00000%
	v	Days in Period	6/15/2004	9/15/2004	92
	vi	Cap Payment due Trust			$—

VIII. 2004-A Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.004037778	(6/15/04-9/15/04)	1.58000%
B	Class A-2 Interest Rate	0.004395556	(6/15/04-9/15/04)	1.72000%
C	Class A-3 Interest Rate	0.004906667	(6/15/04-9/15/04)	1.92000%
D	Class B Interest Rate	0.005366667	(6/15/04-9/15/04)	2.10000%
E	Class C Interest Rate	0.006312222	(6/15/04-9/15/04)	2.47000%

IX. 2004-A            Inputs From Prior Data 5/31/04

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance		$1,203,521,802.57
	ii	Interest To Be Capitalized		46,171,852.00

	iii	Total Pool		$1,249,693,654.57
	iv	Cash Capitalization Account (CI)		90,638,804.00

	v	Asset Balance		$1,340,332,458.57

B	Total Note and Certificate Factor			0.98661448782
C	Total Note Balance			$1,318,198,844.73

D	Note Balance 6/15/2004		Class A-1	Class A-2	Class A-3	Class B	Class C

	i	Current Factor	0.9701930746	1.0000000000	1.0000000000	1.0000000000	1.0000000000
	ii	Expected Note Balance	$582,115,844.73	$307,000,000.00	$325,016,000.00	$43,641,000.00	$60,426,000.00
F	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00
G	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

H	Unpaid Primary Servicing Fees from Prior Month(s)			$0.00
I	Unpaid Administration fees from Prior Quarter(s)			$0.00
J	Unpaid Carryover Servicing Fees from Prior Quarter(s)			$0.00

X. 2004-A Note Parity Triggers

		Class A	Class B	Class C
Notes Outstanding	6/15/04	$1,214,131,845	$1,257,772,845	$1,318,198,845
Asset Balance	5/31/04	$1,340,332,459	$1,340,332,459	$1,340,332,459
Pool Balance	8/31/04	$1,244,445,967	$1,244,445,967	$1,244,445,967
Amounts on Deposit*	9/15/04	103,239,517	103,005,311	102,623,888
Total		$1,347,685,484	$1,347,451,278	$1,347,069,855
Are the Notes in Excess of the Asset Balance?		No	No	No
Are the Notes in Excess of the Pool + Amounts on Deposit?		No	No	No
Are the Notes Parity Triggers in Effect?		No	No	No
Class A Enhancement		$126,200,613.84
Specified Class A Enhancement		$200,262,715.69	The greater of 15% of the Asset Balance or the Specified Overcollateralization Amount
Class B Enhancement		$82,559,613.84
Specified Class B Enhancement		$135,177,333.09	The greater of 10.125% of the Asset Balance or the Specified Overcollateralization Amount
Class C Enhancement		$22,133,613.84
Specified Class C Enhancement		$40,052,543.14	The greater of 3% of the Asset Balance or the Specified Overcollateralization Amount

*	Amounts on Deposit in Trust Accounts for the Collection Period after Payment of Section XIII Items B through E for the Class A; Items B through G for the Class B; and Items B through I for the Class C

XI. 2004-A Cash Capitalization Account Triggers

		Cash Capitalization Account Balance (CI)*	8/31/2004	$90,638,804.00
A	i	5.50% of Initial Asset Balance		$73,853,840.27
	ii	Excess, CI over 5.5% of initial Asset Bal		$16,784,963.73
	iii	Release A(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE
B	i	3.50% of Initial Asset Balance		$46,997,898.35
	ii	Excess, CI over 3.5% of initial Asset Bal		$43,640,905.65
	iii	Release B(ii) excess to Collection Account?**	9/15/2004	DO NOT RELEASE

*	as defined under “Asset Balance” on page S-69 of the prospectus supplement

**	determined based on a comparison of pool balances to notes outstanding and CI, along with certain loan portfolio characteristics, as outlined on page S-49 of the prospectus supplement

XII. 2004-A Principal Distribution Calculations

Priority Principal Payments (If Note Parity Triggers are not in effect, go to Regular Principal Distribution below):

i	Is the Class A Note Parity Trigger in Effect?		No
ii	Aggregate A Notes Outstanding	6/15/2004	$1,214,131,844.73
iii	Asset Balance	8/31/2004	$1,335,084,771.28

iv	First Priority Principal Distribution Amount	9/15/2004	$—

v	Is the Class B Note Parity Trigger in Effect?		No
vi	Aggregate A and B Notes Outstanding	6/15/2004	$1,257,772,844.73
vii	Asset Balance	8/31/2004	$1,335,084,771.28
viii	First Priority Principal Distribution Amount	9/15/2004	$—

ix	Second Priority Principal Distribution Amount	9/15/2004	$—

x	Is the Class C Note Parity Trigger in Effect?		No
xi	Aggregate A, B and C Notes Outstanding	6/15/2004	$1,318,198,844.73
xii	Asset Balance	8/31/2004	$1,335,084,771.28
xiii	First Priority Principal Distribution Amount	9/15/2004	$—
xiv	Second Priority Principal Distribution Amount	9/15/2004	$—

xv	Third Priority Principal Distribution Amount	9/15/2004	$—

Regular Principal Distribution

i	Aggregate Notes Outstanding	6/15/2004	$1,318,198,844.73
ii	Asset Balance	8/31/2004	$1,335,084,771.28
iii	Specified Overcollateralization Amount	9/15/2004	$26,855,941.91
iv	First Priority Principal Distribution Amount	9/15/2004	$—
v	Second Priority Principal Distribution Amount	9/15/2004	$—
vi	Third Priority Principal Distribution Amount	9/15/2004	$—
vii	Regular Principal Distribution Amount		$9,970,015.36
viii	Actual Principal Distribution Amount paid		$9,970,015.36
ix	Shortfall		$—

Class A Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,335,084,771.28
iii	85% of Asset Balance	8/31/2004	$1,134,822,055.58
iv	Specified Overcollateralization Amount	9/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,134,822,055.58
vi	Class A Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$9,970,015.36
vii	Class A Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class B Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,335,084,771.28
iii	89.875% of Asset Balance	8/31/2004	$1,199,907,438.18
iv	Specified Overcollateralization Amount	9/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,199,907,438.18
vi	Class B Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class B Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

Class C Noteholders’ Principal Distribution Amounts

i	Has the Stepdown Date Occurred?		No
ii	Asset Balance	8/31/2004	$1,335,084,771.28
iii	97% of Asset Balance	8/31/2004	$1,295,032,228.14
iv	Specified Overcollateralization Amount	9/15/2004	$26,855,941.91
v	Lesser of (iii) and (ii - iv)		$1,295,032,228.14
vi	Class C Noteholders’ Principal Distribution Amt - Before the Stepdown Date		$—
vii	Class C Noteholders’ Principal Distribution Amt - After the Stepdown Date		$—

XIII. 2004-A Waterfall for Distributions

					Remaining
					Funds Balance
A	Total Available Funds ( Sections III-K )			$22,046,709.37	$22,046,709.37

B	Primary Servicing Fees-Current Month plus any Unpaid			$701,100.08	$21,345,609.29

C	Quarterly Administration Fee plus any Unpaid			$20,000.00	$21,325,609.29

D	Gross Swap Payment due			$3,430,260.76	$17,895,348.53

E	i	Class A-1 Noteholders’ Interest Distribution Amount due	9/15/2004	$2,350,454.42	$15,544,894.11
	ii	Class A-2 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,349,435.56	$14,195,458.55
	iii	Class A-3 Noteholders’ Interest Distribution Amount due	9/15/2004	$1,594,745.17	$12,600,713.38
	vi	Swap Termination Fees due	9/15/2004	$0.00	$12,600,713.38

F	First Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$12,600,713.38

G	Class B Noteholders’ Interest Distribuition Amount due		9/15/2004	$234,206.70	$12,366,506.68

H	Second Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$12,366,506.68

I	Class C Noteholders’ Interest Distribuition Amount			$381,422.34	$11,985,084.34

J	Third Priority Principal Distribution Amount — Principal Distribution Account			$0.00	$11,985,084.34

K	Increase to the Specified Reserve Account Balance			$0.00	$11,985,084.34

L	Regular Principal Distribution Amount — Principal Distribution Account			$9,970,015.36	$2,015,068.98

M	Carryover Servicing Fees			$0.00	$2,015,068.98

N	Swap Termination Payments			$0.00	$2,015,068.98

O	Additional Principal Distribution Amount — Principal Distribution Account			$0.00	$2,015,068.98

P	Remaining Funds to the Certificateholders			$2,015,068.98	$0.00

XIV. 2004-A Principal Distribution Account Allocations

				Remaining
				Funds Balance

A	Total from Collection Account		$9,970,015.36	$9,970,015.36

B	i	Class A-1 Principal Distribution Amount Paid	$9,970,015.36	$0.00
	ii	Class A-2 Principal Distribution Amount Paid	$0.00	$0.00
	iii	Class A-3 Principal Distribution Amount Paid	$0.00	$0.00

C	Class B Principal Distribution Amount Paid		$0.00	$0.00

D	Class C Principal Distribution Amount Paid		$0.00	$0.00

E	Remaining Class C Distribution Paid		$0.00	$0.00

F	Remaining Class B Distribution Paid		$0.00	$0.00

G	i	Remaining Class A-1 Distribution Paid	$0.00	$0.00
	ii	Remaining Class A-2 Distribution Paid	$0.00	$0.00
	iii	Remaining Class A-3 Distribution Paid	$0.00	$0.00

XV. 2004-A Distributions

A	Distribution Amounts			Class A-1	Class A-2	Class A-3	Class B	Class C
	i	Quarterly Interest Due		$2,350,454.42	$1,349,435.56	$1,594,745.17	$234,206.70	$381,422.34
	ii	Quarterly Interest Paid		2,350,454.42	1,349,435.56	1,594,745.17	234,206.70	381,422.34

	iii	Interest Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	iv	Interest Carryover Due		$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover Paid		0.00	0.00	0.00	0.00	0.00

	vi	Interest Carryover		$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Distribution Amount		$9,970,015.36	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid		9,970,015.36	0.00	0.00	0.00	0.00

	ix	Shortfall		$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount		$12,320,469.78	$1,349,435.56	$1,594,745.17	$234,206.70	$381,422.34

B	Note Balances			6/15/2004	Paydown Factors	9/15/2004
	i	A-1 Note Balance	78443CBF0	$582,115,844.73		$572,145,829.37
		A-1 Note Pool Factor		0.9701930746	0.0166166923	0.9535763823

	ii	A-2 Note Balance	78443CBG8	$307,000,000.00		$307,000,000.00
		A-2 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	iii	A-3 Note Balance	78443CBH6	$325,016,000.00		$325,016,000.00
		A-3 Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vi	B Note Balance	78443CBJ2	$43,641,000.00		$43,641,000.00
		B Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

	vii	C Note Balance	78443CBK9	$60,426,000.00		$60,426,000.00
		C Note Pool Factor		1.0000000000	0.0000000000	1.0000000000

XVI. 2004-A Historical Pool Information

			6/1/04-8/31/04	02/24/04 - 05/31/04
Beginning Student Loan Portfolio Balance			$1,203,521,802.57	$1,213,231,182.32
	Student Loan Principal Activity
	i	Principal Payments Received	$14,188,403.39	$14,555,943.75
	ii	Purchases by Servicer (Delinquencies >180)	1,439,710.86	227,345.53
	iii	Other Servicer Reimbursements	—	—
	iv	Seller Reimbursements	209,072.81	1,450,959.90

	v	Total Principal Collections	$15,837,187.06	$16,234,249.18
	Student Loan Non-Cash Principal Activity
	i	Realized Losses/Loans Charged Off	$—	$—
	ii	Capitalized Interest	(9,612,094.26)	(6,171,529.04)
	iii	Capitalized Insurance Fee	$(884,882.91)	$(387,523.24)
	iv	Other Adjustments	1,757.08	34,182.85

	v	Total Non-Cash Principal Activity	$(10,495,220.09)	$(6,524,869.43)
(-)	Total Student Loan Principal Activity		$5,341,966.97	$9,709,379.75
	Student Loan Interest Activity
	i	Interest Payments Received	$5,593,907.48	$5,083,095.36
	ii	Repurchases by Servicer (Delinquencies >180)	46,191.44	4,983.10
	iii	Other Servicer Reimbursements	5.91	1.46
	iv	Seller Reimbursements	11,313.48	57,751.49
	v	Late Fees	80,717.21	68,613.01
	vi	Collection Fees	—	—

	viii	Total Interest Collections	5,732,135.52	5,214,444.42
	Student Loan Non-Cash Interest Activity
	i	Realized Losses/Loans Charged Off	$—	$—
	ii	Capitalized Interest	9,612,094.26	6,171,529.04
	iii	Other Interest Adjustments	22,301.48	59,757.30

	iv	Total Non-Cash Interest Adjustments	$9,634,395.74	$6,231,286.34

	v	Total Student Loan Interest Activity	$15,366,531.26	$11,445,730.76
(=)	Ending Student Loan Portfolio Balance		$1,198,179,835.60	$1,203,521,802.57
(+)	Interest to be Capitalized		$46,266,131.68	$46,171,852.00
(=)	TOTAL POOL		$1,244,445,967.28	$1,249,693,654.57
(+)	Cash Capitalization Account Balance (CI)		$90,638,804.00	$90,638,804.00
(=)	Asset Balance		$1,335,084,771.28	$1,340,332,458.57

XVII. 2004-A Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Jun-04	$1,249,693,655	2.26%

Sep-04	$1,244,445,967	2.42%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.